Exhibit 32.2

CERTIFICATIONS OF THE CHIEF FINANCIAL OFFICER

PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned hereby certifies, in accordance with 18 U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, in his capacity as an officer of NEXALIN TECHNOLOGY, INC., that, to his or her knowledge, the Quarterly Report of Nexalin Technology, Inc. on Form 10-Q for the period ended June 30, 2023 fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 and that the information contained in such report fairly presents, in all material respects, the financial condition and results of operation of the company.

A signed original of this written statement required by Section 906 has been provided to NEXALIN TECHNOLOGY, INC and will be retained by NEXALIN TECHNOLOGY, INC and furnished to the Securities and Exchange Commission or its staff upon request.

Date: August 10, 2023	NEXALIN TECHNOLOGY, INC.

	By:	/s/ Marilyn Elson
Marilyn Elson
Chief Financial Officer
Principal Accounting Officer